ECO SOIL SYSTEMS, INC.

                        3,300,000 SHARES OF COMMON STOCK1

                             UNDERWRITING AGREEMENT


                                                              ____________, 1997

R. J. Steichen & Company
Midwest Plaza
Suite 1100
801 Nicollet Mall
Minneapolis, MN  55402

Ladies/Gentlemen:

         Eco Soil Systems, Inc., a Nebraska corporation (the "Company"), addressing you as the representative (the "Representative") of each of the underwriters, including the Representative, named in Schedule I hereto (the "Underwriters"), hereby confirms its agreement to sell to the Underwriters an aggregate of 3,300,000 authorized and unissued shares (the "Firm Shares") of common stock, $0.005 par value ("Common Stock"), of the Company. The Company also hereby confirms its agreement to grant to the Underwriters an option to purchase up to 495,000 additional authorized and unissued shares of Common Stock (the "Option Shares") on the terms and for the purposes set forth in Section 2(b) hereof. As used in this Agreement, the term "Shares" shall consist of the Firm Shares and the Option Shares. The Company also hereby confirms its agreement to issue to the Representative warrants for the purchase of a total of 330,000 shares of Common Stock as described in Section 6 hereof (the "Representative's Warrants"), assuming purchase by the Underwriters of the Firm Shares. The shares issuable upon exercise of the Representative's Warrants are referred to in this Agreement as the "Warrant Shares."

1.       Representations, Warranties and Agreements of the Company.

         (a) The Company represents and warrants to and agrees with each of the Underwriters as follows:

                  (i) A registration statement on Form SB-2 (File No. 333-15883) with respect to the Shares, including a prospectus subject to completion, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and


--------

1 Plus an option to purchase up to 495,000 additional shares to cover over-allotments.


                  Regulations") of the Securities and Exchange Commission (the "SEC") thereunder and has been filed with the SEC under the Securities Act; one or more amendments to such registration statement have also been so prepared and have been, or will be, so filed. Copies of the registration statement and amendments and each related preliminary prospectus to date have been delivered by the Company to the Underwriters, and, to the extent applicable, were identical to the electronically transmitted copies thereof filed with the SEC pursuant to the SEC's Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T under the Securities Act. If the Company has elected not to rely upon Rule 430A of the Rules and Regulations, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, it will prepare and file a prospectus pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A. Such registration statement as amended at the time it is or was declared effective by the SEC and, in the event of any amendment thereto after the effective date and prior to the First Closing Date (as hereinafter defined), such registration statement as so amended (but only from and after the effectiveness of such amendment), including the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A(b), if applicable, is hereinafter called the "Registration Statement." The prospectus included in the Registration Statement at the time it is or was declared effective by the SEC is hereinafter called the "Prospectus," except that if any prospectus filed by the Company with the SEC pursuant to Rule 424(b) of the Rules and Regulations or any other prospectus provided to the Underwriters by the Company for use in connection with the offering of the Shares (whether or not required to be filed by the Company with the SEC pursuant to Rule 424(b) of the Rules and Regulations) differs from the prospectus on file at the time the Registration Statement is or was declared effective by the SEC, the term "Prospectus" shall refer to such differing prospectus from and after the time such prospectus is filed with the SEC or transmitted to the SEC for filing pursuant to such Rule 424(b) or from and after the time it is first provided to the Underwriters by the Company for such use. The term "Preliminary Prospectus" as used herein means any preliminary prospectus included in the Registration Statement prior to the time it becomes or became effective under the Securities Act and any prospectus subject to completion as described in Rule 430A of the Rules and Regulations. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement to any of the foregoing, shall be deemed to include the respective copies thereof filed with the SEC pursuant to EDGAR.

                  (ii) At the time the Registration Statement is or was declared effective by the SEC and at all times subsequent thereto up to the "First Closing Date" and the "Second Closing Date" (as such terms are hereinafter defined), the Registration Statement and Prospectus, and all amendments thereof and supplements thereto, will comply or complied with the provisions and requirements of the Securities Act and the Rules and Regulations. Neither the SEC nor any state securities authority has issued any order preventing or suspending the use of any Preliminary Prospectus or requiring the recirculation of a Preliminary Prospectus, or issued a stop order with respect to the offering of the Shares (if the Registration Statement has been declared effective), or instituted or, to the Company's knowledge, threatened the institution of, proceedings for any of such purposes. When the Registration Statement shall become effective and when any post-effective amendment thereto shall become effective, the Registration Statement (as amended, if the Company shall have filed with the SEC any post-effective amendments thereto) will not or did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When the Registration Statement is or was declared effective by the SEC and at all times subsequent thereto up to the First Closing Date and the Second Closing Date, the Prospectus (as amended or supplemented, if the Company shall have filed with the SEC any amendment thereof or supplement thereto) will not or did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. When any Preliminary Prospectus was first filed with the SEC and when any amendment thereof or supplement thereto was first filed with the SEC, such Preliminary Prospectus and any amendment thereof and supplement thereto complied in all material respects with the applicable provisions of the Securities Act and the Rules and Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. None of the representations and warranties in this Subsection 1(a) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, which are based upon and conform to written information relating to any Underwriter furnished to the Company by such Underwriter specifically for use in the preparation of the Registration Statement or the Prospectus, or any such amendment or supplement.

                  (iii) The Company has no subsidiaries other than Turf Products, Ltd., Aspen Consulting, Inc. and Turf Specialty, Inc. (each one a "Subsidiary" and collectively the "Subsidiaries") and is not affiliated with any other company or business entity, except as disclosed in the Prospectus. The Company and each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus; the Company owns all of the outstanding capital stock of each of the Subsidiaries free and clear of any pledge, lien, security interest, incumbrance, claim or equitable interest; the Company and each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or lease of its properties or the conduct of its business requires such qualification and in which the failure to be qualified or in good standing would have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company; and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

                  (iv) The Company and each Subsidiary has and is operating in material compliance with all authorizations, licenses, certificates, consents, permits, approvals and orders of and from all state, federal and other governmental regulatory officials and bodies necessary to own its properties and to conduct its business as described in the Registration Statement and Prospectus, all of which are, to the Company's knowledge, valid and in full force and effect; the Company and each Subsidiary is conducting its business in substantial compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business; and neither the Company nor any Subsidiary is in material violation of any applicable law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any Subsidiary or over their respective properties, except as would not materially and adversely affect the condition (financial or otherwise), earnings, operations, business or business prospects of the Company. Except as set forth in the Registration Statement and Prospectus, (A) the Company is in material compliance with all material rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (the "Environmental Laws") which are applicable to its business, (B) the Company has received no notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Registration Statement and the Prospectus, (C) the Company will not be required to make any future material capital expenditures to comply with Environmental Laws, and (D) no property which is owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law.

                  (v) Neither the Company nor any Subsidiary is in violation of its respective articles of incorporation or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract, lease, indenture, mortgage, loan agreement, joint venture or other agreement or instrument to which it is a party or by which it or its respective properties are bound, which default is material to the business of the Company and its Subsidiaries.

                  (vi) The Company has full requisite power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by the application of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by judicial limitations on the right of specific performance, and except as the enforceability of the indemnification or contribution provisions hereof may be affected by applicable federal or state securities laws. The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a material breach or violation of any of the terms and provisions of, or constitute a material default under, (A) any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note, agreement or other evidence of indebtedness, any lease, contract, indenture, mortgage, loan agreement, joint venture or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties may be bound, (B) the respective articles of incorporation or bylaws of the Company or any Subsidiary, or (C) any material applicable law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any Subsidiary or over their respective properties. No consent, approval, authorization or order of or qualification with any court, governmental agency or body, domestic or foreign, having jurisdiction over the Company or any Subsidiary or over their respective properties is required for the execution and delivery of this Agreement and the consummation by the Company of the transactions herein contemplated, except such as may be required under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or under state or other securities or Blue Sky laws, all of which requirements have been satisfied.

                  (vii) Except as is otherwise expressly described in the Registration Statement or Prospectus, there is not any pending or, to the best of the Company's knowledge, threatened, any action, suit, claim or proceeding against the Company, any Subsidiary, or any of their respective officers or any of their respective properties, assets or rights before any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any Subsidiary or over their respective officers or properties or otherwise which (i) might result in any material adverse change in the condition (financial or otherwise), earnings, operations or business of the Company or a Subsidiary or might materially and adversely affect their properties, assets or rights, or (ii) might prevent consummation of the transactions contemplated hereby.

                  (viii) The Company has, and at the First Closing Date and Second Closing Date (collectively, the "Closing Dates") will have, the duly authorized and outstanding capitalization set forth in the Prospectus. All outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and the authorized and outstanding capital stock of the Company conforms in all material respects with the statements relating thereto contained in the Registration Statement and the Prospectus; the Shares to be sold hereunder by the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest; and no preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders exists with respect to any of the Shares to be sold hereunder by the Company or the issuance and sale thereof, or the issuance and sale or exercise of the Representative's Warrants, other than those that have been expressly waived prior to the date hereof. Except as disclosed in the Prospectus, the Company has no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations.

                  (ix) The Representative's Warrants and the Warrant Shares have been duly authorized. The Representative's Warrants, when issued and delivered to the Representative, will constitute valid and binding obligations of the Company in accordance with their terms, except as enforceability may be limited by the application of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by judicial limitations on the right of specific performance. The Warrant Shares, when issued in accordance with the terms of this Agreement and pursuant to the Representative's Warrants, will be fully paid and non-assessable and subject to no preemptive rights or similar rights on the part of any person or entity. A sufficient number of shares of Common Stock of the Company has been reserved for issuance by the Company upon exercise of the Representative's Warrants.

                  (x) Ernst & Young LLP, which has expressed its opinion with respect to the financial statements filed as part of the Registration Statement and included in the Registration Statement and Prospectus, are independent accountants within the meaning of the Securities Act and the Rules and Regulations. The financial statements of the Company set forth in the Registration Statement and Prospectus comply in all material respects with the requirements of the Securities Act and fairly present the financial position and the results of operations of the Company and the Subsidiaries at the respective dates and for the respective periods to which they apply in accordance with generally accepted accounting principles consistently applied throughout the periods involved (subject, in the case of unaudited financial statements, to normal year-end adjustments which in the opinion of management of the Company are not material, and except as otherwise stated therein); and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The selected and summary financial and statistical data included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. No other financial statements or schedules are required by the Securities Act or the Rules and Regulations to be included in the Registration Statement.

                  (xi) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and at each Closing Date, except as is otherwise disclosed in the Registration Statement or Prospectus, there has not been: (A) any change in the capital stock or long-term debt (including any capitalized lease obligation) or material increase in the short-term debt of the Company or a Subsidiary; (B) any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company; (C) any material adverse change, or any development involving a material adverse change, in or affecting the condition (financial or otherwise), earnings, operations, business, or business prospects, management, financial position, shareholders' equity, results of operations or general condition of the Company; (D) any material transaction entered into by the Company or a Subsidiary; (E) any material obligation, direct or contingent, incurred by the Company or a Subsidiary, except obligations incurred in the ordinary course of business that, in the aggregate, are not material; (F) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or a Subsidiary; or (G) any loss or damage (whether or not insured) to the property of the Company or a Subsidiary which has been sustained which has a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company or a Subsidiary.

                  (xii) Except as is otherwise expressly disclosed in the Registration Statement or Prospectus, (A) the Company and each Subsidiary has good and marketable title to all of the property, real and personal, and assets described in the Registration Statement or Prospectus as being owned by it, free and clear of any and all pledges, liens, security interests, encumbrances, equities, charges or claims, other than such as would not have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company, (B) the agreements to which the Company is a party described in the Registration Statement and Prospectus are valid agreements, enforceable by the Company and the Subsidiary (as applicable), except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by judicial limitations on the right of specific performance, and (C) each of the Company and the Subsidiaries has valid and enforceable leases for all properties described in the Registration Statement and Prospectus as leased by it, except as is otherwise disclosed in the Registration Statement and Prospectus and except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by judicial limitations on the right of specific performance. Except as set forth in the Registration Statement and Prospectus, the Company owns or leases all such properties as are necessary to its operations as now conducted.

                  (xiii) The Company and each Subsidiary has timely filed (or has timely requested an extension of time to file) all necessary federal and state income and franchise tax returns and has paid all taxes shown thereon as due, other than any which the Company is contesting in good faith; there is no tax deficiency that has been or, to the best of the Company's knowledge, could be asserted against the Company or a Subsidiary that might have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or properties of the Company or a Subsidiary; and all tax liabilities are adequately provided for in the books of the Company and each Subsidiary.

                  (xiv) No labor disturbance by the employees of the Company or a Subsidiary exists or, to the best of the Company's knowledge, is imminent. Except as disclosed in the Registration Statement and the Prospectus, no collective bargaining agreement exists with any of the employees of the Company or any Subsidiary and, to the best of the Company's knowledge, no such agreement is imminent.

                  (xv) The Company and each Subsidiary owns, or possesses adequate rights to use, all patents, patent applications, patent rights, inventions, trademarks, trade secrets, know-how, technology, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and proprietary rights or information (collectively, the "Proprietary Rights") which are necessary for the conduct of its present or intended business as described in the Registration Statement or Prospectus; the expiration of any patents, patent rights, trade secrets, trademarks, service marks, trade names or copyrights would not have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company or any Subsidiary; and the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with the asserted rights of others with respect to any Proprietary Rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company or any Subsidiary. Except as disclosed in the Registration Statement or Prospectus, the Company is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any Proprietary Rights or other intangible assets, with respect to the use thereof or in connection with the conduct of its business or otherwise.

                  (xvi) The Shares have been approved for quotation on The Nasdaq SmallCap Market.

                  (xvii) The Company has no defined benefit pension plan or other pension benefit plan which is intended to comply with the provisions of the Employee Retirement Income Security Act of 1974 as amended from time to time, except as disclosed in the Registration Statement.

                  (xviii) The Company has not taken and will not take, directly or indirectly, any action (and does not know of any action by its directors, officers, shareholders or others) which has constituted or is designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation, as defined in the Exchange Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Shares. The Company has not distributed and will not distribute prior to the later of (A) the First Closing Date or the Second Closing Date, as the case may be, and (B) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act. Except as is otherwise disclosed in the Registration Statement or Prospectus, and to the best of the Company's knowledge, no person is entitled, directly or indirectly, to compensation from the Company or the Underwriters for services as a "finder" or otherwise in connection with the transactions contemplated by this Agreement.

                  (xix) The Company and each Subsidiary maintains insurance, which is in full force and effect, with insurers of recognized financial responsibility of the types and in the amounts generally deemed adequate for their respective businesses; and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), earnings, operations, business or business prospects of the Company.

                  (xx) Each officer and director of the Company, and each of such shareholders of the Company as the Representative shall identify in its discretion, has agreed pursuant to the form of Lock-up Agreement attached hereto as Appendix A (the "Lock-up Agreement") that such person will not, for a period of 180 days from the date (the "Effective Date") that the Registration Statement is declared effective by the SEC (the "Lock-up Period"), without the prior written consent of the Representative, offer to sell, contract to sell, sell, pledge, hypothecate, transfer or otherwise dispose of, or grant any rights with respect to (collectively, a "Disposition"), any shares of Common Stock and options, warrants and other rights to purchase any shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock now owned or hereafter acquired by such person (collectively, "Securities") or with respect to which such person has or hereafter acquires the power of Disposition, other than as permitted by the Lock-Up Agreement. The Company has provided to counsel for the Underwriters ("Underwriters' Counsel") true, accurate and complete copies of all of the Lock-up Agreements. The Company has provided to Underwriters' Counsel a complete and accurate list of all security holders of the Company and the number and type of securities held by each security holder.

                  (xxi) Neither the Company nor any Subsidiary has at any time during the last five (5) years made any unlawful contribution to any candidate for an office or failed to disclose fully any contribution in violation of law, or made any payment to any federal or state governmental officer or official, domestic or foreign, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof. The Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurances that transactions are executed in accordance with management's general or specific authorizations, transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, access to assets is permitted only in accordance with management's general or specific authorization, and the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xxii) Neither the Company nor any of its affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

         (b) Any certificate signed by any officer of the Company and delivered to you or to Underwriters' Counsel shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

2.       Purchase, Sale, Delivery and Payment.

         (a) On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $__________ per Share, the Firm Shares. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of Firm Shares (to be adjusted by the Representative to avoid fractional shares) which represents the same proportion of the number of Firm Shares to be sold by the Company pursuant to this Agreement as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto represents to the total number of Firm Shares to be purchased by all Underwriters pursuant to this Agreement; and except as provided in Section 2(c), the agreement of each Underwriter is to purchase only the respective number of Firm Shares specified in Schedule I. The Underwriters will purchase all of the Firm Shares if any are purchased.

         The Firm Shares will be delivered by the Company to you for the accounts of the several Underwriters against payment of the purchase price therefor by certified or official bank check or checks or other next-day funds payable to the order of the Company at the offices of R.
         J. Steichen & Company, Midwest Plaza, Suite 1100, 801 Nicollet Mall, Minneapolis, Minnesota 55402 (or at such other place as may be agreed upon by the Representative and the Company), at 9:00 a.m., Minneapolis, Minnesota time, on (i) the third (3rd) full business day following the date hereof if the price of the Firm Shares is determined before 3:30 p.m. Minneapolis, Minnesota time, (ii) the fourth (4th) full business day following the date hereof if the price of the Firm Shares hereunder is determined after 3:30 p.m. Minneapolis, Minnesota time, or (iii) such other time and date as the Representative and the Company may determine, such time and date of payment and delivery being herein called the "First Closing Date." The Firm Shares, in definitive form and in such denominations and registered in such names as the Representative may request upon at least two (2) business days' prior notice to the Company, will be made available to the Representative at the offices of R. J. Steichen & Company, Midwest Plaza, Suite 1100, 801 Nicollet Mall, Minneapolis, Minnesota 55402 (or at such other place as may be agreed upon by the Representative and the Company). If the Representative so elects, delivery of the Firm Shares may be made by credit to "full fast" transfer to the accounts at The Depository Trust Company designated by the Representative.

         (b) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase an aggregate of up to 495,000 Option Shares, all at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised by the Representative on behalf of the several Underwriters at any time (but not more than once), in whole or in part, during the period of forty-five (45) days after the date of this Agreement by giving written notice to the Company, which notice shall set forth the aggregate number of Option Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered, and the date and time, as determined by the Representative, when the Option Shares are to be delivered, such time and date being herein referred to as the "Second Closing Date"; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the Underwriters as the number of Firm Shares to be purchased by such Underwriter bears to the total number of Firm Shares to be purchased by the Underwriters, as adjusted by the Representative in its sole discretion in such manner as it shall deem advisable to avoid fractional shares. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

         The Option Shares will be delivered by the Company, as appropriate, to the Representative for the accounts of the Underwriters against payment of the purchase price therefor by certified or official bank check or other next-day funds payable to the order of the Company at the offices of R. J. Steichen & Company, Midwest Plaza, Suite 1100, 801 Nicollet Mall, Minneapolis, Minnesota 55402 (or at such other place as may be agreed upon by the Representative and the Company) at 9:00 a.m., Minneapolis, Minnesota time, on the Second Closing Date. The Option Shares, in definitive form and in such denominations and registered in such names as the Representative has set forth in its notice of option exercise, will be made available to you at the offices of R. J. Steichen & Company, Midwest Plaza, Suite 1100, 801 Nicollet Mall, Minneapolis, Minnesota 55402, or such other place as may be agreed upon by the Representative and the Company at least one business day prior to the Second Closing Date. If the Representative so elects, delivery of the Option Shares may be made by credit to "full fast" transfer to the accounts at The Depository Trust Company designated by the Representative.

         (c) It is understood that any of the Underwriters, may (but shall not be obligated to) make payment to the Company, on behalf of any Underwriter, for the Shares to be purchased by such Underwriter. Any such payment shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company.

3. Covenants of the Company. The Company hereby covenants and agrees with each of the Underwriters as follows:

         (a) If the Registration Statement has not already been declared effective by the SEC, the Company will use its best efforts to cause the Registration Statement and any post-effective amendments thereto to become effective as promptly as possible; the Company will notify the Representative promptly of the time when the Registration Statement or any post-effective amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed and of any request by the SEC for any amendment or supplement to the Registration Statement or Prospectus or additional information; if the Company has elected to rely on Rule 430A of the Rules and Regulations, the Company will file a Prospectus containing the information omitted therefrom pursuant to such Rule 430A with the SEC within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430A of the Rules and Regulations; the Company will prepare and file with the SEC, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus that, in your opinion, may be necessary or advisable in connection with the distribution of the Shares by the Underwriters; and the Company will not file any amendment or supplement to the Registration Statement or Prospectus to which the Representative shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

         (b) The Company will advise the Representative, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

         (c) Within the time during which a prospectus relating to the Shares is required to be delivered under the Securities Act, the Company will comply as far as it is able with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof and the Prospectus. If, during such period, any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if, during such period, it is necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, the Company will promptly notify the Representative and will amend the Registration Statement or supplement the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

         (d) The Company will use its best efforts to arrange for the qualification of the Shares for offering and sale under the securities laws of such jurisdictions as the Representative may designate and to continue such qualifications in effect for so long as may be required for purposes of the distribution of the Shares; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to the service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject. In each jurisdiction in which the Shares shall have been qualified as herein provided, the Company will make and file such statements and reports in each year as are or may be reasonably required by the laws of such jurisdiction.

         (e) The Company will furnish to the Underwriters copies of the Registration Statement (one of which will be signed and will include all exhibits), each Preliminary Prospectus, the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may from time to time reasonably request.

         (f) For a period of five years from the Effective Date, the Company will furnish directly to the Representative as soon as the same shall be sent to its shareholders generally copies of all annual or interim shareholder reports of the Company and will, for the same period, also furnish the Representative with the following:

                  (i) Two copies of any report, application or document (other than exhibits, which, however, will be furnished on your request) filed by the Company with the SEC, Nasdaq, the NASD or any securities exchange;

                  (ii) As soon as the same shall be sent to shareholders generally, copies of each communication sent to shareholders; and

                  (iii) From time to time, such other information concerning the Company as the Representative may reasonably request.

         The Company will, for a period of five (5) years from the Effective Date, and as soon as practicable following the close of each applicable period, furnish directly to the Representative detailed quarterly and annual profit and loss statements, reports of the Company's cash flow, other financial statements, and statements of application of the proceeds of the offering of the Shares by the Company.

         (g) The Company will make generally available to its security holders as soon as practicable, but in any event not later than the fifteen
         (15) months after the end of the Company's current fiscal quarter, an earnings statement (which will be in reasonable detail but need not be audited) complying with the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations and covering a twelve (12)- month period beginning after the Effective Date of the Registration Statement.

         (h) If required by the Securities Act or the Rules and Regulations thereunder, the Company will prepare and file with the SEC reports on Form SR in accordance with the Securities Act and the Rules and Regulations.

         (i) After completion of the offering of the Shares, the Company will make all filings required to maintain the quotation of the Common Stock on The Nasdaq SmallCap Market or any national stock exchange.

         (j) The Company will apply the net proceeds from the sale of the Shares being sold by it substantially in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

         (k) During the Lock-Up Period, and except for the sale of Shares by the Company pursuant to this Agreement, the Company will not, without the prior written consent of the Representative, effect the Disposition of, directly or indirectly, any Securities including, without limitation, any Securities that are convertible into or exchangeable or exercisable for Common Stock, and shall not accelerate the exercisability of any Securities that are convertible into or exchangeable or exercisable for Common Stock.

         (l) The Company will not take, and will use its best efforts to cause each of its officers and directors not to take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

         (m) The Company will inform the Florida Department of Banking and Finance at any time prior to the consummation of the distribution of the Shares by the Underwriters if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba. Such information shall be provided within 90 days after the commencement thereof or after a change occurs with respect to previously reported information.

4.       Expenses.

         (a)      The Company agrees with each Underwriter that:

                  (i) Whether or not this Agreement becomes effective or is terminated or cancelled or the sale of the Shares hereunder is consummated, and regardless of the reason for or cause of any such termination, cancellation, or failure to consummate, the Company will pay or cause to be paid its costs and expenses related to the Offering, including, but not limited to, the following: (A) all expenses (including any transfer taxes) incurred in connection with the delivery to the Underwriters of the Shares, (B) all expenses and fees (including, without limitation, fees and expenses of the Company's accountants and of counsel to the Company, excluding, however, fees of Underwriters' Counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), each Preliminary Prospectus, the Prospectus, and any amendment thereof or supplement thereto, in such quantities as the Representative shall reasonably request, including filing any such documents on EDGAR, (C) all fees and reasonable expenses, including all reasonable counsel fees of counsel to the Company, incurred in connection with the qualification of the Shares for offering and sale by the Underwriters or by dealers under the securities or Blue Sky laws of the states and other jurisdictions which the Representative may designate in accordance with Section 3(d) hereof, (D) all costs and expenses incident to qualification with The Nasdaq SmallCap Market, (E) postage and express mail charges and any other expenses in connection with delivery to the Underwriters and potential investors of the Preliminary Prospectus and Prospectus, (F) all travel, lodging and entertainment expenses associated with investor meetings, marketing "roadshows," and otherwise marketing and selling the Shares, and (G) all other costs and expenses incident to the performance of the Company's obligations hereunder that are not otherwise specifically described herein. In addition to the foregoing, the Company shall pay to the Representative on each Closing Date for out-of-pocket expenses (including fees of Underwriters' Counsel) a nonaccountable expense allowance equal to two percent (2.0%) of the aggregate Price to Public for all the Shares sold to the Underwriters on each Closing Date, including Shares sold pursuant to orders received through the Company. The Representative acknowledges receipt of a total of $10,000.00 from the Company as an advance (the "Advance") against such nonaccountable expense allowance. If the Underwriters withdraw from the sale of the Shares as herein proposed for any reason beyond their control, or if the sale of the Shares as herein proposed is abandoned by the Company, the Company will pay to the Representative an amount equal to (AA) the lesser of $20,000.00 or the amount of the Representative's accountable expenses including, but not limited to, its travel expenses and the fees and expenses of Underwriters' Counsel, less (BB) the amount of the Advance; and, upon any such termination of the sale of the Shares, the Representative shall refund to the Company any amount of the Advance that exceeds the amount of the Representative's Accountable Expenses. The provisions of this Section 4(a)(i) are intended to relieve the Underwriters from the payment of the expenses and costs which the Company hereby agrees to pay and shall not impair the obligations of the Company hereunder to the several Underwriters.

                  (ii) In addition to its other obligations under Sections 7(a) and 8 hereof, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding described in Section 7(a), it will reimburse the Underwriters on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriters shall promptly return such payment to the Company together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) listed from time to time in The Wall Street Journal which represents the base rate on corporate loans posted by a substantial majority of the nation's thirty (30) largest banks (the "Prime Rate"). Any such interim reimbursement payments which are not made to the Underwriters within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

         (b) It is agreed that any controversy rising out of the operation of the interim reimbursement arrangements set forth in Section 4(a)(ii) hereof, including the amounts of any requested reimbursement payments, the method of determining such amounts, and the basis on which such amounts shall be apportioned among the reimbursing parties, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. If the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the operation of the interim reimbursement provisions contained in Section 4(a)(ii) hereof and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses which is created by the provisions of Sections 7(a) and 7(b) hereof or the obligation to contribute to expenses which is created by the provisions of Section 8(a) hereof.

5. Conditions of the Underwriters' Obligations. The obligation of the Underwriters to purchase and pay for the Shares as provided herein shall be subject to the accuracy of the representations and warranties of the Company, in the case of the Firm Shares, as of the date hereof and the First Closing Date (as if made on and as of the First Closing Date), and in the case of the Option Shares, as of the date hereof and the Second Closing Date (as if made on and as of the Second Closing Date); to the performance by the Company of its obligations hereunder; and to the satisfaction of the following additional conditions on or before the First Closing Date in the case of the Firm Shares and on or before the Second Closing Date in the case of the Option Shares:

         (a) The Registration Statement shall have become effective not later than 4:00 p.m. Minneapolis, Minnesota time on the date of this Agreement, or such later date or time as shall be consented to in writing by you (the "Effective Date"); and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company, or any of the Underwriters, threatened by the SEC or any state securities commission or similar regulatory body; and any request of the SEC for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Underwriters and Underwriters' Counsel.

         (b) The Underwriters shall not have advised the Company that the Registration Statement or Prospectus, or any amendment thereof or supplement thereto, contains any untrue statement of a fact which is material or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that this Section 5(b) shall not apply to statements in, or omissions from, the Registration Statement or Prospectus, or any amendment thereof or supplement thereto, which are based upon and conform to written information furnished to the Company by the Underwriters specifically for use in the preparation of the Registration Statement or the Prospectus, or any such amendment or supplement.

         (c) Subsequent to the Effective Date and prior to each Closing Date, there shall not have occurred any change, or any development involving a prospective change, which materially and adversely affects the Company's condition (financial or otherwise), earnings, operations, properties, business or business prospects from that set forth in the Registration Statement or Prospectus, and which, in the Representative's sole judgment, is material and adverse and that makes it, in the Representative's sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus and this Agreement.

         (d) All corporate proceedings and other legal matters in connection with this Agreement, the form of Registration Statement and the Prospectus, and the registration, authorization, issue, sale and delivery of the Shares, shall have been reasonably satisfactory to Underwriters' Counsel, and such counsel shall have been furnished with such papers and information as it may reasonably have requested to enable it to pass upon the matters referred to in this Section.

         (e) On each Closing Date, the Underwriters shall have received the opinion of Dorsey & Whitney LLP, counsel for the Company, dated as of such Closing Date, satisfactory in form and substance to the Underwriters and Underwriters' Counsel, to the effect that:

                  (i) Each of the Company and the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as currently being carried on and as described in the Registration Statement and Prospectus.

                  (ii) Each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction, if any, in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company and the Subsidiaries considered as one enterprise. To the best of such counsel's knowledge, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries.

                  (iii) The capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Securities." The issued and outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, and the holders thereof are not subject to any personal liability by reason of being such holders.

                  (iv) The Shares to be issued by the Company pursuant to the terms of this Agreement have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms hereof, will be duly and validly issued and fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders. Except as otherwise stated in the Registration Statement and Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's articles of incorporation, by-laws or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company is bound. To the best of such counsel's knowledge, except as set forth in the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company and no such rights exist, other than those rights that have been waived prior to the date hereof. To the best of such counsel's knowledge, except as described in the Registration Statement and Prospectus, there are no options, warrants, agreements, contracts or rights in existence to purchase or acquire from the Company any shares of capital stock of the Company.

                  (v) The Company has the requisite corporate power and authority to enter into this Agreement and to issue, sell and deliver to the Underwriters the Shares to be issued and sold by it hereunder. This Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Representative on behalf of the Underwriters, is a valid, legal and binding agreement of the Company, enforceable in accordance with its terms, except insofar as indemnification and contribution provisions may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                  (vi) The Registration Statement has become effective under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose has been instituted or is pending or threatened under the Securities Act.

                  (vii) The Registration Statement and the Prospectus, and each amendment thereof or supplement thereto, (other than the financial statements, including the notes thereto and the supporting schedules, and other financial, numerical, statistical and accounting data derived therefrom, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

                  (viii) The form of certificates evidencing the Common Stock and filed as an exhibit to the Registration Statement complies with Nebraska law.

                  (ix) The description in the Registration Statement and the Prospectus of the Company's articles of incorporation and bylaws and of statutes, legal and governmental proceedings, contracts and other documents are accurate in all material respects and fairly present the information required to be presented by the Securities Act and the applicable Rules and Regulations; and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any agreements, contracts, leases or documents of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which are not described or referred to therein or filed as required.

                  (x) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated do not result in any violation of the Company's articles of incorporation or bylaws or, to the best of such counsel's knowledge, result in a breach or violation of any of the terms and provisions of, or constitute a default under, any bond, debenture, note or other evidence of indebtedness, or any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other material agreement or instrument known to such counsel to which the Company is a party or by which its properties are bound, or any applicable statute, rule or regulation known to such counsel or, to the best of such counsel's knowledge, any order, writ or decree of any court, government or governmental agency or body having jurisdiction over the Company or the Subsidiaries or other any of their material properties or operations.

                  (xi) To the best of such counsel's knowledge, no consent, approval, authorization or order of, or filing with, or qualification with, any court, government or governmental agency or body is necessary in connection with the execution, delivery and performance of this Agreement or for the execution, delivery and performance of this Agreement or for the consummation of the transactions herein contemplated, except such as have been obtained under the Securities Act or such as may be required under state or other securities or Blue Sky laws in connection with the purchase and the distribution of the Shares by the Underwriters.

                  (xii) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries of a character required to be disclosed in the Registration Statement or the Prospectus by the Securities Act or the Rules and Regulations, other than those described therein.

                  (xiii) To the best of such counsel's knowledge, neither the Company nor any of the Subsidiaries is presently (A) in material violation of its respective articles of incorporation or bylaws, (B) in breach or violation of any applicable statute, rule or regulation known to such counsel or any order, writ or decree of any court or governmental agency or body, or (C) in breach of or otherwise in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, loan agreement or any other material contract, lease or other instrument to which the Company is subject or by which it may be bound, or to which any of the material assets or property of the Company is subject.

                  (xiv) To the best of such counsel's knowledge, the Company holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any government or self-regulatory body required for the conduct of its business, and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect.

                  (xv) On the basis of information obtained as a result of discussions and meetings with officers and other representatives of the Company, discussions with representatives of the independent public accountants for the Company in connection with the preparation of the Registration Statement and the Prospectus, and the examination of other information and documents requested by such counsel, nothing has come to such counsel's attention that has caused them to believe that the Registration Statement and any amendment thereof, at the time it became effective and at all times subsequent thereto up to and on that Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus, and any amendment or supplement thereto, at the first date of its issuance and up to and at all times subsequent thereto up to and on that Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel may further state that in making the foregoing comments, such counsel does not intend them to include or cover the financial statements and notes thereto and related schedules and other financial, numerical, statistical and accounting data contained or omitted from the Registration Statement and any amendment or supplement thereto and the Prospectus.

         Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or the States of Minnesota and Nebraska, upon opinions of local counsel, and, as to questions of fact, upon representations or certificates of officers of the Company or its Subsidiaries and of government officials, in which case their opinion is to state the extent of such reliance. Copies of any opinion, representation or certificate so relied upon shall be delivered to the Representative and to Underwriters' Counsel.

         (f) On each Closing Date, the Underwriters shall have received the opinion of Brown, Martin, Haller and McClain LLP, intellectual property and patent counsel for the Company, dated as of such Closing Date, satisfactory in form and substance to the Underwriters and Underwriters' Counsel, to the effect that:

                  (i) To the best of such counsel's knowledge, neither the Company nor any Subsidiary requires any United States or foreign patent for the conduct of its business as presently conducted, except as may be disclosed in the Registration Statement and Prospectus;

                  (ii) The Company has not received any notice of claim by a third party asserting infringement or violation of its Proprietary Rights, and such counsel is not aware that the Company or any Subsidiary is infringing or otherwise violating the Proprietary Rights of others; and

                  (iii) Such counsel has reviewed the Registration Statement and Prospectus and each amendment and supplement thereto filed by the Company prior to such Closing Date, and such counsel has no reason to believe that insofar as concerns Proprietary Rights owned by or affecting the business or operations of the Company and any Subsidiary, either the Registration Statement or the Prospectus or any amendment or supplement thereto contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

         (g) The Underwriters shall have received from Winthrop & Weinstine, P.A., Underwriters' Counsel, such opinion or opinions as the Underwriters may reasonably require, dated as of the First Closing Date and the Second Closing Date, which are satisfactory in form and substance to the Underwriters, with respect to the sufficiency of corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby, and the Company shall have furnished to Underwriters' Counsel such documents as it may have requested for the purpose of enabling it to pass upon such matters. In connection with such opinion, as to matters of fact relevant to conclusions of law, Underwriters' Counsel may rely, to the extent that it deems proper, upon representations or certificates of public officials and of responsible officers of the Company.

         (h) At the time of execution of this Agreement, the Underwriters shall have received from Ernst & Young LLP a letter dated the date of such execution, in form and substance satisfactory to the Representative, to the effect that they are independent accountants with respect to the Company within the meaning of the Securities Act and the applicable published instructions, and the Rules and Regulations thereunder, and further stating in effect that:

                  (i) In their opinion, the audited financial statements included in the Registration Statement and Prospectus covered by their report included therein comply as to form in all material respects with the applicable requirements of the Securities Act, the published instructions and the Rules and Regulations.

                  (ii) On the basis of (A) a reading of the minutes of the shareholders' and directors' meetings of the Company since _____________, (B) inquiries of certain officials of the Company responsible for financial and accounting matters, (C) a reading of the Company's monthly operating statements subsequent to _____________, and (D) other specified procedures and inquiries (but not an audit in accordance with generally accepted accounting principles), nothing came to their attention causing them to believe that:

                           (1) the unaudited consolidated financial statements of the Company and its Subsidiaries contained in the Prospectus and any amendment thereof or supplement thereto do not comply as to form, in all material respects, with the applicable accounting requirements of the Securities Act and the published Rules and Regulations or were not prepared in conformity with generally accepted accounting principles and practices applied on a basis consistent in all material respects with those followed in the preparation of the audited consolidated financial statements of the Company and its Subsidiaries included therein; or

                           (2) the unaudited consolidated amounts of revenues, income before provision for income taxes, net income and ratio of earnings to fixed charges of the Company and its Subsidiaries, if any, contained in the Prospectus, or any amendment thereof or supplement thereto, were not derived from consolidated financial statements prepared in conformity with generally accepted accounting principles and practices applied on a basis consistent in all material respects with those followed in the preparation of the audited consolidated financial statements of the Company and its Subsidiaries included therein; or

                           (3) the unaudited pro forma consolidated financial statements of the Company and its Subsidiaries and recently-acquired companies, if any, contained in the Prospectus or any amendment thereof or supplement thereto, were not properly compiled in accordance with generally accepted accounting principles or did not provide for all adjustments necessary for a fair presentation of the information purported to be shown thereby; or

                           (4) with respect to the period subsequent to ___________, there were, at a specified date, not more than five (5) business days prior to the date of the letter, any changes or any material increases or decreases in capital stock, long-term or short-term debt or shareholders' equity, decreases in net assets, net current assets, or net worth or any material decrease, as compared with the corresponding period of the prior year, in revenues or net income of the Company as compared with the amounts shown in the consolidated balance sheet included in the Registration Statement, except as disclosed or referred to in the Prospectus and Registration Statement.

                  (iii) Certain information set forth on the cover of the Prospectus and page ____ of the Prospectus and in the Prospectus under the headings ___________________ and that are expressed in dollars (or percentages derived from dollar amounts) or numbers have been compared to accounting records of the Company which were subject to the internal accounting controls of the Company and are in agreement with such records or computations made therefrom, excluding any questions of legal interpretation.

         (i) The Underwriters shall have received from Ernst & Young LLP a letter dated as of each Closing Date to the effect that such accountants reaffirm, as of such Closing Date, and as though made on such Closing Date, the statements made in the letter furnished by such accountants pursuant to Section 5(g), except that the specified date referred to in such letter will be a date not more than five (5) business days prior to such Closing Date.

         (j) The Underwriters shall have received from the Company a certificate, dated as of the First Closing Date and the Second Closing Date, of the principal executive officer and the principal financial or accounting officer of the Company, to the effect that:

                  (i) The representations and warranties of the Company in this Agreement are true and correct as if made on and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at, or prior to, such Closing Date;

                  (ii) No stop order or other order suspending the effectiveness of the Registration Statement or any amendment thereof or the qualification of the Shares for offering or sale has been issued, and no proceedings for that purpose has been instituted or, to the best of their knowledge, is contemplated by the SEC or any state or regulatory body; and

                  (iii) The signers of said certificate have carefully examined the Registration Statement and the Prospectus and any amendments thereof or supplements thereto, and (A) such documents contain all statements and information required to be included therein; the Registration Statement, or any amendment thereof, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (B) since the Effective Date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth; (C) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not incurred any material liabilities or material obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business consistent with past practice, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, or entered into any agreement, arrangement or understanding (whether written or oral) whereby the consummation of a merger, exchange or similar business combination with any other person or entity or the purchase of the assets, securities, or business of any other person or entity has become likely or probable, and except as disclosed in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or pursuant to employee benefit plans described to in the Registration Statement), or any material increase in the short-term debt or long-term debt, or in the issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, or any material adverse change or any development involving a prospective material adverse change (whether or not arising in the ordinary course of business) in the general affairs, condition (financial or otherwise), business, key personnel, property, prospects, net worth or results of operations of the Company; and (D) except as stated in the Registration Statement and Prospectus, there is not pending or, to their knowledge, threatened or contemplated, any action, suit or proceeding to which the Company is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any material adverse change of the condition (financial or otherwise), business, prospects, or results of operations of the Company.

         (k) On each Closing Date, there shall have been furnished to you a certificate of Secretary of the Company, dated as of such Closing Date, with the documents listed herein attached, and to the effect and certifying as follows:

                  (i) Attached thereto are true and correct copies of the articles of incorporation of the Company, as amended to the date of the certificate, and stating that there have been no changes or amendments to the attached articles of incorporation of the Company, and no resolutions have been adopted by the Board of Directors or shareholders of the Company relating to (A) the amendment of said articles of incorporation, (B) the merger, consolidation or dissolution of the Company, or (C) the sale of all or substantially all of the assets or business of the Company, and that the Company is in good standing in the State of Nebraska and has paid all of its corporate franchise taxes due as of the date of such certificate.

                  (ii) Attached thereto is a true and correct copy of the bylaws of the Company as in effect as of the date of such certificate and no resolutions have been adopted by the Board of Directors or shareholders of the Company relating to changes or amendments to the attached Bylaws.

                  (iii) Attached thereto are true and correct copies of the resolutions of the Board of Directors of the Company relating to the preparation and signing of the Registration Statement and this Agreement, the issuance and sale of the Shares and other related matters, and such resolutions have not been amended, modified or rescinded and are in full force and effect as of the date of such certificate and are the only resolutions adopted by the Board of Directors of the Company with respect to the offering contemplated by the Registration Statement.

                  (iv) Attached thereto are true and correct copies of all material correspondence with respect to the Registration Statement and Prospectus and related matters between the Company, its counsel, and/or Ernst & Young LLP, on the one hand and the SEC on the other.

                  (v) This Agreement, as executed and delivered by the Company, is in the form presented to and approved by officers authorized to do so by the Board of Directors of the Company.

                  (vi) Attached thereto is a specimen of the certificate for the Common Stock in the form authorized and approved for use by the Board of Directors of the Company.

                  (vii) The persons who have signed the Registration Statement and all amendments thereto were duly elected at the respective times of such signing and duly acting as officers and directors of the Company or as an attorney-in-fact therefor, as set forth in the Registration Statement.

         (l) The Underwriters shall have received from each of the officers and directors of the Company, and each of such shareholders of the Company as the Representative shall identify in its discretion, a written agreement in the form of Appendix A hereto whereby each such person agrees that during the Lock-up Period such person will not, without the Representative's prior written consent, effect the Disposition of any Securities now owned or hereafter acquired directly or indirectly by such person other than by gift to donees who agree to be bound by the same restriction or by will or the laws of descent.

         (m) The Common Stock of the Company shall be included and quoted on The Nasdaq SmallCap Market.

         (n) Dorsey & Whitney LLP shall deliver to the Representative a Blue Sky Memorandum reasonably satisfactory to the Representative confirming that all requisite actions for the offer and sale of the Shares in all jurisdictions requested by the Representative have been taken.

         (o) The Company shall have furnished to the Representative and to Underwriters' Counsel such additional certificates, documents and evidence as the Representative shall reasonably request.

                  All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to the Representative and Underwriters' Counsel. All statements contained in any certificate, letter or other document delivered pursuant hereto by, or on behalf of, the Company shall be deemed to constitute representations and warranties of the Company.

                  The Representative may waive in writing the performance of any one or more of the conditions specified in this Section 5 or extend the time for their performance.

                  If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled and if the fulfillment of said condition has not been waived by the Representative, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, each Closing Date by the Representative on behalf of the Underwriters. Any such cancellation shall be without liability of the Underwriters to the Company and shall not relieve the Company of its obligations under Section 4(a) hereof. Notice of such cancellation shall be given to the Company at the address specified in Section 12 hereof in writing, or by telegraph or telephone confirmed in writing.

6. Representative's Warrants. In consideration of the agreement of the Representative to act as an Underwriter and as Representative of the Underwriters, and upon payment of a purchase price of $______, on the First Closing Date the Company will issue and deliver to the Representative, for its account, the Representative's Warrants to purchase Shares in an amount equal to ten percent (10%) of the number of Firm Shares purchased by the Underwriters in the offering. The Representative's Warrants shall be issued on the First Closing Date and shall be dated as of the Effective Date. The Representative's Warrants shall be exercisable commencing one year after the Effective Date and for a period of five years after the Effective Date at a price equal to 120% of the Price to Public per Share set forth on the cover page of the Prospectus. As to other terms, the Representative's Warrants shall be in form and substance substantially the same as Appendix B hereto. The Company represents and warrants that the Representative's Warrants have been duly authorized and, when granted and delivered in accordance with the terms hereof, will be valid, binding and enforceable obligations of the Company; the securities issuable upon exercise of the Representative's Warrants have been duly authorized and reserved for issuance upon exercise; and upon receipt by the Company of the consideration for such securities in accordance with the terms of the Representative's Warrants, the Warrant Shares shall have been duly and validly issued, fully paid and nonassessable.

7.       Indemnification.

         (a) The Company hereby agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or each such controlling person may become subject under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, (i) any breach of any representation, warranty, agreement or covenant of the Company contained in this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or supplement thereto, or the omission or alleged omission to state in the Registration Statement or any amendment thereof or supplement thereto a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, if used prior to the Effective Date of the Registration Statement, or in the Prospectus (as amended or as supplemented, if the Company shall have filed with the SEC any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iv) any untrue statement or alleged untrue statement of a material fact contained in any application or other statement executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Shares under, or exempt the Shares or the sale thereof from qualification under, the securities laws of such jurisdiction, or the omission or alleged omission to state in such application or statement a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company by such Underwriter or through you specifically for use in the preparation of the Registration Statement or any such post-effective amendment thereof, any such Preliminary Prospectus, or the Prospectus, or any such amendment thereof or supplement thereto, or in any application or other statement executed by the Company or the Underwriters filed in any jurisdiction in order to qualify the Shares under, or exempt the Shares or the sale thereof from qualification under, the securities laws of such jurisdiction; and provided further that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in any Preliminary Prospectus but eliminated or remedied in the Prospectus, such indemnity agreement shall not inure to the benefit of an Underwriter if the person asserting any loss, claim, damage or liability purchased the Shares from such Underwriter which is the subject thereof (or to the benefit of any person who controls such Underwriter), if a copy of the Prospectus was not sent or given to such person with, or prior to, the written confirmation of the sale of such Shares to such person. This indemnity agreement is in addition to any liability which the Company may otherwise have.

         (b) Each Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, and each person who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or supplement thereto, or the omission or alleged omission to state in the Registration Statement or any amendment thereof or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, if used prior to the Effective Date of the Registration Statement, or in the Prospectus (as amended or as supplemented, if the Company shall have filed with the SEC any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) any untrue statement or alleged untrue statement of a material fact contained in any application or other statement executed by the Company or by the Underwriters and filed in any jurisdiction in order to qualify the Shares under, or exempt the Shares or the sale thereof from qualification under, the securities laws of such jurisdiction, or the omission or alleged omission to state in such application or statement a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by, or on behalf of, the Underwriters specifically for use in the preparation of the Registration Statement or any such post-effective amendment thereof, any such Preliminary Prospectus, or the Prospectus or any such amendment thereof or supplement thereto, or in any application or other statement executed by the Company or by the Underwriters and filed in any jurisdiction; and the Underwriters will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action. This indemnity agreement is in addition to any liability which the Underwriters may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, notify in writing the indemnifying party of the commencement thereof. The omission so to notify the indemnifying party will relieve it from any liability under this Section 7 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and the indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel who shall be reasonably satisfactory to such indemnified party; and after notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

8.       Contribution.

         (a) In order to provide for just and equitable contribution in any action in which the Underwriters or the Company (or any person who controls the Underwriters or the Company within the meaning of Section 15 of the Securities Act) makes claim for indemnification pursuant to
         Section 7 hereof, but such indemnification is unavailable or insufficient to hold harmless and indemnify a party under Section 7, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 7 above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares hereunder or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this Section 8. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this
         Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this Section 8. Notwithstanding the provisions of this
         Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8 to contribute are several in proportion to the respective underwriting obligations and not joint.

         (b) Promptly after receipt by a party to this Agreement of notice of the commencement of any action, suit or proceeding, such person will, if a claim for contribution in respect thereof is to be made against another party (the "Contributing Party"), notify the Contributing Party of the commencement thereof; but the omission so to notify the Contributing Party will not relieve the Contributing Party from any liability which it may have to any party other than under this Section
         8. Any notice given pursuant to Section 7 hereof shall be deemed to be like notice hereunder. In case any such action, suit or proceeding is brought against any party, and such person notifies a Contributing Party of the commencement thereof, the Contributing Party will be entitled to participate therein with the notifying party and any other Contributing Party similarly notified.

9.       Effective Date of this Agreement and Termination.

         (a) This Agreement shall become effective immediately after the time at which the Registration Statement shall become effective under the Securities Act.

         (b) Until the First Closing Date, this Agreement may be terminated by the Representative on behalf of the Underwriters, at its option, by giving notice to the Company, and the option referred to in Section 2(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company shall have failed, refused, or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters' obligations hereunder is not fulfilled or waived by the Representative, (iii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or in the over-the-counter market shall have been suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall be required, on the New York Stock Exchange, Nasdaq, the American Stock Exchange, or in the over-the-counter market, by such Exchange or by Nasdaq or by order of the SEC or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by federal, New York, or Minnesota authorities, (vi) there shall have been such a serious, unusual and material change in general economic, monetary, political or financial conditions, or the effect of international conditions on the financial markets in the United States shall be such as, in the judgment of the Representative, makes it inadvisable to proceed with the delivery of the Shares, (vii) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which, in the judgment of the Representative, materially and adversely affects or will materially and adversely affect the business or operations of the Company, or (viii) there shall be a material outbreak of hostilities or material escalation and deterioration in the political and military situation between the United States and any foreign power, or a formal declaration of war by the United States of America shall have occurred. Any such termination shall be without liability of any party to any other party, except as provided in Sections 7 and 8 hereof; provided, however, that the Company shall remain obligated to pay costs and expenses to the extent provided in Section 4 hereof.

         (c) If the Representative elects to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this
         Section 9, it shall notify the Company promptly by telegram or telephone, confirmed by letter sent to the address specified in Section 12 hereof. If the Company shall elect to prevent this Agreement from becoming effective, it shall notify the Underwriters promptly by telegram or telephone, confirmed by letter sent to the addresses specified in Section 12 hereof.

10. Default by the Company. If the Company shall fail at the First Closing Date to sell and deliver the number of Shares which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

11. Survival of Indemnities, Contribution Agreements, Warranties and Representations. The respective indemnity and contribution agreements of the Company and the Underwriters contained in Sections 7 and 8; the representations and warranties of the Company set forth in Section 1 hereof; and the covenants and agreements of the Company set forth in Section 3 hereof, shall remain operative and in full force and effect, regardless of any investigation made by, or on behalf of, the Underwriters, the Company, any of its officers and directors, or any controlling person referred to in Sections 7 and 8, and shall survive the delivery of and payment for the Shares. The aforesaid indemnity and contribution agreements shall also survive any termination or cancellation of this Agreement. Any successor of any party or of any such controlling person, or any legal representative of such controlling person, as the case may be, shall be entitled to the benefit of the respective indemnity and contribution agreements.

12. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered or telegraphed, and confirmed, as follows:

If to the Representative or
  the Underwriters, to:                     R. J. Steichen & Company
                                            Midwest Plaza, Suite 1100
                                            801 Nicollet Mall
                                            Minneapolis, Minnesota 55402
                                            Attention:  Patrick M. Sidders

         with a copy to:                    Winthrop & Weinstine, P.A.
                                            3000 Dain Bosworth Plaza
                                            60 South Sixth Street
                                            Minneapolis, Minnesota 55402
                                            Attention:  Michele D. Vaillancourt

If to the Company, to:                      Eco Soil Systems, Inc.
                                            10890 Thornmint Road, Suite 200
                                            San Diego, California 92127
                                            Attention:  William B. Adams

         with a copy to:                    Dorsey & Whitney LLP
                                            Pillsbury Center South
                                            220 South Sixth Street
                                            Minneapolis, Minnesota 55402
                                            Attention:  Kenneth L. Cutler


13. Information Furnished by the Underwriters. The statements relating to the stabilization activities of the Underwriters and the statements under the caption "Underwriting" in any Preliminary Prospectus and in the Prospectus constitute the written information furnished by, or on behalf of, the Underwriters specifically for use with reference to the Underwriters referred to in Section 1(a)(ii) and Section 7(a) hereof.

14. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors and assigns, and the officers, directors and controlling persons referred to in Sections 7 and 8. Nothing expressed in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto, their respective successors and assigns, and the controlling persons, officers and directors referred to in Sections 7 and 8 any legal or equitable right, remedy or claim under, or in respect of, this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective executors, administrators, successors, assigns and such controlling persons, officers and directors, and for the benefit of no other person or corporation. No purchaser of any Shares from the Underwriters shall be construed a successor or assign merely by reason of such purchase.

15. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed counterpart of this Agreement, whereupon it will become a binding agreement among the Company and the Underwriters in accordance with its terms.

                                           Very truly yours,

                                           ECO SOIL SYSTEMS, INC.

                                           By__________________________________
                                                Signature

                                           ____________________________________
                                           Name Typed or Printed
                                           Its ________________________________
                                               Title Typed or Printed
ACCEPTANCE

The foregoing Underwriting Agreement is hereby confirmed and accepted by us, on behalf of ourselves and the other several Underwriters named in Schedule I hereto, as of the date first above written.

R. J. Steichen & Company
As Representative

By ____________________________________
     Signature

_______________________________________
Name Type or Printed
Its____________________________________
    Title Typed or Printed




                                   SCHEDULE I

                                                                Number of
Underwriters                                                  Firm Shares (1)

R. J. Steichen & Company


                                                                ----------
                  Total..........................................3,300,000
                                                                ==========
------------------

(1) The Underwriters may purchase up to an additional 495,000 Option Shares, to the extent the option described in Section 2(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.


                                   APPENDIX A

                           FORM OF "LOCK-UP" AGREEMENT




R. J. STEICHEN & COMPANY
Midwest Plaza, Suite 1100
801 Nicollet Mall
Minneapolis, MN  55402

Re:      Eco Soil Systems, Inc.

Ladies and Gentlemen:

The undersigned, a beneficial owner of common stock (the "Common Stock") of Eco Soil Systems, Inc. (the "Company"), understands and acknowledges that the Company is intending to file with the Securities and Exchange Commission a Registration Statement on Form SB-2 (the "Registration Statement") for the registration of the offer and sale of shares of Common Stock, including shares subject to the Underwriters' over-allotment option (collectively, the "Shares"). The undersigned further understands that the Company, as issuer, and R. J. Steichen & Company, on behalf of the underwriters (collectively, the "Underwriters") named in Schedule I to that certain proposed underwriting agreement expected to be entered into in connection with the public offering of the Shares by the Underwriters (the "Underwriting Agreement"), contemplate entering into such Underwriting Agreement.

In order to induce the Underwriters to proceed with the public offering, the undersigned agrees, for the benefit of the Company and the Underwriters, that should such public offering be effectuated, the undersigned will not, without the prior written consent of R. J. Steichen & Company, during the 180 days commencing on the effective date of the Registration Statement:

         (i) offer to sell, contract to sell, pledge, hypothecate, transfer or otherwise dispose of, grant any rights with respect to (collectively, a "Disposition"), any shares of Common Stock of the Company, and options, warrants and other rights to purchase any shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock now owned or hereafter acquired by the undersigned (collectively, "Securities") or with respect to which the undersigned has or hereafter acquires the power of Disposition; or

         (ii)     effect any Disposition of any Securities

other than by gifts to donees who agree in writing to be bound by the same restriction, or by will or the laws of descent, in which case the Securities also will be subject to the same restriction.

The undersigned hereby agrees to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities except in compliance with this Agreement.

Dated:_______________, 1996.                  Very truly yours,


                                              _________________________________
                                              Signature

                                              _________________________________
                                              Name Typed or Printed


                                   APPENDIX B

                        FORM OF REPRESENTATIVE'S WARRANTS